Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Stephen H. Belgrad, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q of OM Asset Management plc for the quarterly period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents in all material respects the financial condition and results of operations of OM Asset Management plc for the periods covered by the Report. The foregoing certification is being furnished to the Securities and Exchange Commission as part of the Report. A signed original of this statement has been provided to OM Asset Management plc and will be retained by OM Asset Management plc and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	August 9, 2016	/s/ Stephen H. Belgrad
Name: Stephen H. Belgrad
Title: Executive Vice President and Chief Financial Officer